UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 31, 2011

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FEDERAL HOME LOAN BANK OF INDIANAPOLIS
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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Federally Chartered Corporation	000-51404	35-6001443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8250 Woodfield Crossing Blvd.
Indianapolis IN 46240
(Address of Principal Executive Offices, including Zip Code)

(317) 465-0200
(Registrant's Telephone Number, Including Area Code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
As reported in a Current Report on Form 8-K filed on October 27, 2010 with the Securities and Exchange Commission, the board of directors of the Federal Home Loan Bank of Indianapolis (the “Bank”) approved the offering of Key Employee Severance Agreements to Kenneth Lowell Short, Jr., Senior Vice President - Chief Accounting Officer, Gregory L. Teare, Senior Vice President - Chief Banking Officer, and Sunil U. Mohandas, currently Senior Vice President - Chief Risk Officer (each, a “Bank Officer”). On October 26, 2010, a Key Employee Severance Agreement (the “Agreement”) was delivered to each Bank Officer for execution.
Before the Agreements were fully executed, the Bank decided to revise the Agreements. The earlier version of the Agreement contained a provision by which the Bank would pay a portion of COBRA medical and dental insurance premiums on behalf of the Bank Officer under certain circumstances.  Due to new requirements under federal health care reform legislation, the Bank became concerned that providing this benefit to “highly-compensated” employees could be considered discriminatory under IRS rules and could subject the Bank to excise tax penalties.  The revised Agreement avoids this potential problem by providing the cash equivalent of the Bank's portion of the COBRA premium as a taxable payment to the Bank Officer.
All other material terms are unchanged from the previous Agreement. The Agreement provides for a severance payment and continued benefits if the Bank Officer's employment terminates under certain circumstances in connection with a “reorganization” (as defined in the Agreement) of the Bank. In particular, under the terms of the Agreement, if the Bank Officer terminates for “good reason” during a period beginning 12 months before and ending 24 months after a reorganization, or if he is terminated without “cause” during a period beginning 12 months before and ending 24 months after a reorganization, the Bank Officer is entitled to a lump sum payment equal to 1.0 times the average of his three preceding years' base salary, bonus, and other cash compensation paid, provided that, for any calendar year in which the Bank Officer received base salary for less than the entire year, the gross amount shall be annualized as if such amount had been payable for the entire calendar year. If the Bank is not in compliance with any applicable regulatory capital or regulatory leverage requirement at the time payment under the Agreement is due, or if the payment would cause the Bank to fall below applicable regulatory requirements, the payment will be deferred until such time as the Bank achieves compliance with its regulatory requirements. In general, the Agreement will remain in effect during the Bank Officer's employment for a three-year period following execution of the Agreement by both parties.
On January 20, 2011, the Federal Housing Finance Agency indicated to the Bank that it has no objection to the revised Agreements. On January 31, 2011, a revised Agreement was delivered to each Bank Officer for execution. A copy of the revised Agreement utilized for each Bank Officer is included as Exhibit 99.1 to the Current Report.

Item 9.01. Financial Statements and Exhibits
A copy of the Key Employee Severance Agreement utilized for each Bank Officer is attached hereto as Exhibit 99.1 and incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 4, 2011

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/s/MILTON J. MILLER II
Milton J. Miller II
President - Chief Executive Officer

By:	/s/JONATHAN R. WEST
Jonathan R. West
Executive Vice President-Chief Operating Officer, Business Operations

EXHIBIT INDEX

Exhibit Number	Description

99.1	Form of Key Employee Severance Agreement